Exhibit 5.1

CONYERS DILL & PEARMAN LIMITED Clarendon House, 2 Church Street Hamilton HM 11, Bermuda Mail: PO Box HM 666, Hamilton HM CX, Bermuda T +1 441 295 1422 conyers.com

January 27, 2026	Matter No.: 1005934 +1 441 299 4926 victor.richards@conyers.com

Carnival Corporation

3655 N.W. 87th Avenue

Miami, Florida 33178-2428

Dear Sir/Madam

Re: Carnival Corporation Ltd. (the “Company”)

We have acted as special Bermuda legal counsel to Carnival Corporation, a corporation incorporated under the laws of Panama, in connection with a registration statement on form S-4 filed with the U.S. Securities and Exchange Commission (the "Commission") on January 27, 2026 (the "Registration Statement", which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) relating to the registration under the U.S. Securities Act of 1933, as amended, (the "Securities Act") of an aggregate of 1,371,573,016 common shares of the Company, par value US$0.01 each ("Common Shares"), registrable pursuant to the DLC Unification and Redomiciliation Transactions (as defined in the Registration Statement), as described in the Registration Statement.

1.	DOCUMENTS REVIEWED

For the purposes of giving this opinion, we have examined a copy of the Registration Statement. We have also reviewed:

1.1.	copies of the memorandum of continuance and the bye-laws of the Company in the form to be adopted by the Company on the Redomiciliation (as defined in the Registration Statement) (together, the "Constitutional Documents"); and

1.2.	such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

2.	ASSUMPTIONS

We have assumed:

2.1.	the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the accuracy, authenticity and completeness of the originals from which such copies were taken;

2.2.	that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention;

2.3.	the accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us;

2.4.	that the issuance of the shares of common stock of Carnival Corporation (the “Common Stock”) and the registration of Common Shares, as contemplated by the Registration Statement, were duly authorised prior to the Company’s continuance in Bermuda and that such authorisations remain in full force and effect and have not been rescinded, amended or terminated;

2.5.	that the Constitutional Documents will not be amended in any manner that would affect the opinions expressed herein;

2.6.	that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein;

2.7.	that the Company will have sufficient authorised capital to effect the issue of any of the Common Shares as contemplated by the Registration Statement; and

2.8.	that Carnival Corporation has received consideration for the full issue price of the Common Stock, equal to at least the par value thereof.

3.	QUALIFICATIONS

3.1.	We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda.

3.2.	This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda.

3.3.	This opinion is issued solely for your benefit and use for the purposes of the filing of the Registration Statement and the issuance of the Common Shares by the Company as described in the Registration Statement and is not to be relied upon by any other person, firm or entity or in respect of any other matter.

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4.	OPINIONS

On the basis of and subject to the foregoing we are of the opinion that:

4.1.	When registered as contemplated by the Registration Statement, the Common Shares will be validly issued, fully paid and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the caption “Legal Matters” in the prospectus forming part of the Registration Statement. In giving such consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/ Conyers Dill & Pearman Limited

Conyers Dill & Pearman Limited

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